Exhibit 10.20

LIMITED LIABILITY COMPANY AGREEMENT

OF

THE SHERIDAN GROUP HOLDINGS (BRS), LLC

THE UNITS REFERENCED HEREIN HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  WITHOUT REGISTRATION, THESE SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED AT ANY TIME WHATSOEVER, EXCEPT ON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE BOARD OF THE COMPANY THAT REGISTRATION IS NOT REQUIRED FOR THE TRANSFER, OR THE SUBMISSION TO THE BOARD OF THE COMPANY OF OTHER EVIDENCE SATISFACTORY TO THE BOARD TO THE EFFECT THAT ANY TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATIONS PROMULGATED THEREUNDER.  ADDITIONALLY, ANY SALE OR OTHER TRANSFER OF ANY SUCH UNIT IS SUBJECT TO CERTAIN RESTRICTIONS THAT ARE SET FORTH IN THESE REGULATIONS, THE FOLLOWING AGREEMENT AND THE MEMBERS AGREEMENT REFERRED TO HEREIN.

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LIMITED LIABILITY COMPANY AGREEMENT

OF

THE SHERIDAN GROUP HOLDINGS (BRS), LLC

This LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”), dated as of May 10, 2005, of The Sheridan Group Holdings (BRS), LLC, a Delaware limited liability company (the “LLC” or “Company”), by and among the Members listed on the attached Schedule I.  Certain terms used herein but not otherwise defined have the meaning set forth in Section 1.8.

WHEREAS, the LLC was formed on February 22, 2005;

WHEREAS, the parties agree that their respective rights, powers, duties and obligations with respect to the LLC and the management, operations and activities of the LLC shall be governed by this Agreement.

WHEREAS, it is contemplated that the Members shall make capital contributions to the LLC in such amounts and in such form as are set forth opposite their names on Schedule I attached hereto.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:

ARTICLE I
GENERAL PROVISIONS; DEFINITIONS

Section 1.1                                      Formation.  The LLC was formed upon the filing of the Certificate of Formation of the LLC with the Secretary of State of the State of Delaware on February 22, 2005 pursuant to the Act.  The Members shall continue the existence of the LLC until dissolution and termination of the LLC in accordance with the provisions of Article VI hereof.  The Certificate of Formation may be restated by the LLC as provided in the Act or amended by the LLC with respect to the address of the registered office of the LLC in Delaware or the name and address of its registered agent in Delaware.  Other additions to or amendments of the Certificate of Formation shall be authorized as provided in Section 2.5.  The Certificate of Formation, as so amended from time to time, is referred to herein as the “Certificate.”  Any Member who so requests shall have the right to receive from the LLC a copy of the Certificate and any amendment thereto.

Section 1.2                                      Name.  The name of the LLC shall be The Sheridan Group Holdings (BRS), LLC, or such other name or names as the Board may from time to time designate; provided, that the name shall always contain the words “Limited Liability Company” or “LLC.”

Section 1.3                                      Purposes and Powers.  The LLC is organized for any lawful business, purpose or activity that may be conducted by a limited liability company under the Act.  The Company shall have any and all powers that are necessary or desirable to carry out the purposes and business of the Company, to the extent the same may be legally exercised by limited liability companies under the Act.

Section 1.4                                      Place of Business.  The principal office and place of business of the LLC shall initially be c/o Bruckmann, Rosser, Sherrill & Co., 126 E. 56th Street, New York, NY 10022.  The Board may change the principal office or place of business of the LLC from time to time and may cause the LLC to establish other offices or places of business in various jurisdictions and appoint agents for service of process in such jurisdictions.

Section 1.5                                      Registered Office and Registered Agent.  The Company’s initial registered agent and office shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801.

Section 1.6                                      Fiscal Year.  The fiscal year of the LLC shall end on December 31 of each year (the “Fiscal Year”).

Section 1.7                                      Term.  The term of the LLC shall be perpetual from the date of filing of the Certificate with the Secretary of State of the State of Delaware, unless the LLC is earlier dissolved in accordance with either the provisions of this Agreement or the Act.

Section 1.8                                      Definitions.  For purposes of this Agreement:

“Act” means the Delaware Limited Liability Company Act, Delaware Code, Title 6, Sections 18-101, et seq., as in effect from time to time.

“Advisor” has the meaning set forth in Section 5.1.

“Affiliate” means as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Agreement” has the meaning set forth in the introductory paragraph.

“Board of Advisors” or “Board” has the meaning set forth in Section 5.1.

“Book Value” means, with respect to any LLC asset, the adjusted basis of the LLC asset for federal income tax purposes, except as follows:

(a)                                  The initial Book Value of any LLC asset contributed by a Unitholder to the LLC shall be the gross fair market value of such LLC asset as of the date of such contribution, as determined in good faith by the Board;

(b)                                 The Book Value of each LLC asset shall be adjusted to equal its respective gross fair market value, as determined in good faith by the Board, as of the following times:

(i)                                     the acquisition of an additional interest in the LLC by any new or existing Unitholder in exchange for more than a de minimis Capital Contribution unless the Board determines that such adjustment is not necessary to reflect the relative economic interests of the Unitholders in the LLC;

(ii)                                  the distribution by the LLC to a Unitholder of more than a de minimis amount of LLC assets (other than cash) as consideration for its Units unless the Board determines that such adjustment is not necessary to reflect the relative economic interests of the Unitholders in the LLC; and

(iii)                               the liquidation of the LLC within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

(c)                                  The Book Value of an LLC asset distributed to any Unitholder shall be the fair market value of such LLC asset as of the date of distribution thereof as determined in good faith by the Board;

(d)                                 The Book Value of each LLC asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted basis of such LLC asset pursuant to Sections 732(d), 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Board determines that an adjustment pursuant to subparagraph (b) above is necessary or appropriate in conjunction with a transaction that would otherwise result in an adjustment pursuant to this subparagraph; and

(e)                                  If the Book Value of an LLC asset has been determined or adjusted pursuant to subparagraphs (a), (b) or (d) above, such Book Value shall thereafter be adjusted to reflect the depreciation or amortization taken into account with respect to such LLC asset for purposes of computing Profits and Losses.

“BRS” means Bruckmann, Rosser, Sherrill & Co. II, L.P.

“BRS Units” means (i) any Common Units issued or issuable to BRS pursuant hereto, (ii) any Common Units subsequently acquired by BRS, any of its Affiliates, and (iii) any common equity securities issued or issuable directly or indirectly with respect to the securities referred to in clauses (i) or (ii) above by way of recapitalization, merger, consolidation or other reorganization, including a recapitalization or exchange.  As to any particular BRS Units, such securities shall cease to be BRS Units when they have been (x) distributed to the public pursuant to a offering registered under the Securities Act, (y) sold to the public through a broker, dealer or market maker in compliance with Rule 144 under the Securities Act (or any similar rule then in force), or (z) acquired by any Executive.

“Capital Account” has the meaning set forth in Section 3.2.

“Capital Contributions” means, for each Unitholder, such Unitholder’s cash or property contributed pursuant to Section 3.1 (net of any liabilities of such Unitholder that the LLC is considered to assume or take subject to under Section 752 of the Code).

“Certificate” has the meaning set forth in Section 1.1.

“Class A Member” means a Member holding Class A Units.

“Class A Unit” means a Unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Class A Units in this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, as in effect as of the date hereof.  Such term shall be deemed to include any future amendment to the same and any corresponding provision of any successor thereto to the extent the Board determines that any such amendment or provision does not adversely affect the economic interests of the Unitholders hereunder.

“Common Stock” means the common stock, par value $.001 per share, of TSG Holdings.

“Common Units” means the Class A Units and the Class B Units.

“Deficit Capital Account” shall mean with respect to any Unitholder, the deficit balance, if any, in such Unitholder’s Capital Account as of the end of the taxable year, after giving effect to the following adjustments:

(a)                                  Credit to such Capital Account any amount that such Unitholder is obligated to restore under Treasury Regulations Section 1.704-1(b)(2)(ii)(c), as well as any addition thereto pursuant to the next to last sentence of Treasury Regulations Sections 1.704-2(g)(1) and (i)(5), after taking into account thereunder any changes during such year in partnership minimum gain (as determined in accordance with Treasury Regulations Sections 1.704-2(d)) and in the minimum gain attributable to any partner nonrecourse debt (as determined under Treasury Regulations Section §1.704-2(i)(3)); and

(b)                                 Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

This definition of Deficit Capital Account is intended to comply with the provisions of Treasury Regulations Sections 1.704-1(b)(2)(ii)(d) and 1.704-2, and shall be interpreted consistently with those provisions.

“Disability” means (a) the inability, due to illness, accident, injury, physical or mental incapacity or other disability, of the Executive to carry out effectively his duties and obligations to the LLC or any of its Subsidiaries or to participate effectively and actively in the management of the LLC or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 90 days (whether or not consecutive) during any six-month period, as determined in the good faith judgment of the Board, or (b) as otherwise defined in any employment agreement, letter or other agreement between the Executive and, or in written policies or procedures of, the LLC or any of its Subsidiaries; provided, that the LLC and its Subsidiaries shall comply with the Americans with Disabilities Act.

“Distribution” means each distribution made by the LLC to a Unitholder, whether in cash, property or securities of the LLC and whether by liquidating distribution, redemption, repurchase or otherwise (net of any liabilities of the LLC that such Unitholder is considered to assume or take subject to under Section 752 of the Code); provided, that none of the following shall be a Distribution:  (a) any recapitalization or exchange of securities of the LLC, (b) any subdivision (by Unit split or otherwise) or any combination (by reverse Unit split or otherwise) of any outstanding Units, and (c) any redemption or repurchase of any outstanding Units by the LLC.

“Entity” means any general partnership, limited partnership, limited liability company, corporation, joint venture, trust, business trust, cooperative, association, or any foreign trust or foreign business organization, or any other entity that is not a natural person.

“Executive” means John A. Saxton and any other employee of TSG Holdings or any of its Subsidiaries who hereafter becomes a party to this Agreement.

“Fiscal Year” has the meaning set forth in Section 1.6.

“Indemnifying Person” has the meaning set forth in Section 4.6.

“IRR” means the annual interest rate, compounded annually, which, when used to calculate the net present value of all Cash Inflows and all Cash Outflows (as defined below), causes such net amount to equal zero.  “Cash Inflows” as used herein shall include all cash Distributions made to the holders of Preferred Units and Class A Units pursuant to Section 4.1(a)(i), 4.1(a)(ii), 4.1(a)(iii) and 4.1(a)(iv).  “Cash Outflows” as used herein shall mean the sum of all cash payments made by the holders of Preferred Units and Class A Units to acquire such Units; provided that with respect to the Units issued in exchange for Capital Contributions made in the form of Preferred Stock and Common Stock of TSG Holdings, (i) Cash Outflows shall mean the sum of all cash payments made to acquire such shares of Preferred Stock and Common Stock and (ii) IRR shall be calculated based on when such cash payments were made (i.e., August 21, 2003), not when such Capital Contributions were made.

“Investor Unitholder” means BRS.

“Losses” means items of the LLC’s loss and deduction determined according to Sections 3.2(b) and (c).

“Marketable Securities” means Securities that are:

(a)                                  traded on a national securities exchange;

(b)                                 reported through the National Association of Securities Dealers, Inc., Automated Quotation System; or

(c)                                  otherwise traded over-the-counter or saleable in transactions effected pursuant to Rule 144A under the Securities Act,

as the case may be, and that, in each case, are determined by the Board to be marketable at a price approximating their Value within a reasonable period of time and are not subject to restrictions on Transfer as a result of applicable contract provisions or the provisions of the Securities Act (other than as contemplated by Rule 144A of the regulations promulgated thereunder) or regulations thereunder.

“Member” means each party listed on the attached Schedule I and any other Person who is admitted to the LLC as a Member pursuant to Section 5.14, in each case solely in such Person’s capacity as a Member of the LLC and so long as such Person continues to be a Member hereunder, and “Members” means all such Members.

“Minimum Gain” means, with respect to each nonrecourse liability of the LLC, the amount of gain (of whatever character), if any, that would be realized by the LLC if the LLC disposed of (in a taxable transaction) its property subject to such liability in full satisfaction thereof (and for no other consideration), and then aggregating the amounts so computed.  A Unitholder’s share of Minimum Gain shall, at the end of any LLC Taxable Year, be equal to the excess of (x) the sum of the nonrecourse deductions allocated to such Unitholder (and such Unitholder’s predecessors in interest) and the aggregate distributions to such Unitholder (and such Unitholder’s predecessors in interest) up to that time of proceeds of nonrecourse liabilities that are allocable to an increase in Minimum Gain over (y) the sum of such Unitholder’s (and such Unitholder’s predecessors in interest) aggregate share of the net decreases in Minimum Gain up to that time and such Unitholder’s (and such Unitholder’s predecessors in interest) aggregate share of the decreases up to that time in Minimum Gain resulting from revaluations of LLC property subject to one or more nonrecourse liabilities of the LLC, as computed in accordance with the provisions of Treasury Regulations Section 1.704-2(g).

“New Members” has the meaning set forth in Section 5.14.

“Offered Units” has the meaning set forth in Section 5.18.

“Permitted Transferee” has the meaning ascribed to such term in the Members Agreement.

“Person” means any natural person or Entity, including a natural person’s heirs, executors, administrators when the context so permits.

“Preferred Stock” means the Series A 10% Cumulative Compounding Preferred Stock, par value $.001 per share, of TSG Holdings.

“Preferred Unit” means a Unit representing a fractional part of the ownership of the Company and having the rights, preferences and obligations specified with respect to Preferred Units in this Agreement.

“Preferred Yield” means, with respect to each Preferred Unit, the amount accruing on such Preferred Unit on a daily basis, at the rate of 10% per annum, compounded annually on the last day of each July, on (a) the Unreturned Capital of such Preferred Unit plus (b) Unpaid Preferred Yield thereon for all prior periods.  Notwithstanding the foregoing, with respect to a Preferred Unit issued in exchange for a share of Preferred Stock, for purposes of calculating the Preferred Yield with respect to the period ending July 31, 2005 on such Preferred Unit, the Unreturned Capital of such Preferred Unit shall be reduced by an amount equal to the dividends which had accrued on such share of Preferred Stock for the period from August 1, 2004 to the date prior to the contribution of such share of Preferred Stock to the capital of the LLC, it being understood that (i) for all other purposes the Unreturned Capital of such Preferred Unit shall not be reduced by such amount and (ii) the purpose of this sentence is to synchronize and equalize the compounding of dividends on such share of Preferred Stock with the compounding of Preferred Yield on such Preferred Unit, so that at July 31, 2005 the sum of the liquidation preference and accrued dividends on such share of Preferred Stock will equal the sum of the Unreturned Capital and Unpaid Preferred Yield on such Preferred Unit.  In calculating the amount of any Distribution to be made during a period, a Preferred Unit’s Preferred Yield for such portion of such period elapsing before such Distribution is made shall be included as part of such Unit’s Preferred Yield.

“Profits” means items of the LLC’s income and gain determined according to Sections 3.2(b) and (c).

“Required Members” means, as of any date, the approval, request or consent of the holders of a majority of the BRS Units.

“Securities” shall mean shares of capital stock, limited partner interests, warrants, options, bonds, notes, debentures and other securities and equity interests of whatever kind of any Person, whether readily marketable or not.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

“Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.  Notwithstanding the foregoing, TSG Holdings shall be considered a Subsidiary of the LLC.  For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director, general partner or similar controlling Person of such limited liability company, partnership, association or other business entity.

“Taxable Year” means the LLC’s Fiscal Year or such other year as may be required by Code Section 706.

“Terminated Member” has the meaning set forth in Section 5.15.

“Transfer” has the meaning set forth in Section 5.13(a).

“Treasury Regulations” means the income tax regulations promulgated under the Code and effective as of the date hereof.  Such term shall be deemed to include any future amendments to such regulations and any corresponding provisions of succeeding regulations to the extent the Board determines that any such amendments and succeeding regulations do not adversely affect the economic interests of the Unitholders hereunder.

“TSG Holdings” means TSG Holdings Corp., a Delaware corporation.

“Unit” means an interest in the Profits, Losses and Distributions of the LLC representing a fractional part of all of the Profits, Losses and Distributions of the LLC; provided, that any class or type of Units issued shall have the rights, preferences and obligations specified in this Agreement.

“Unitholder” means any Person (whether or not a Member) in its capacity as owner of one or more Units as reflected on the LLC’s books and records.

“Unpaid Preferred Yield” of any Preferred Unit means, as of any date, an amount equal to the excess, if any, of (a) the aggregate Preferred Yield accrued on such Preferred Unit for all periods prior to such date, over (b) the aggregate amount of prior Distributions made by the Company that constitute payment of Preferred Yield on such Preferred Unit pursuant to Section 4.1(a)(i).

“Unreturned Capital” means, with respect to a Unit, the Capital Contribution made in exchange for or on account of such Unit reduced by all Distributions made by the LLC that constitute a return of the Capital Contribution therefor pursuant to Section 4.1(a)(ii) (in the case of Preferred Units) or Section 4.1(a)(iii) (in the case of Class A Units).

“Value” shall mean, with respect to any Securities owned (directly or indirectly) by the LLC at any time, the fair market value of such Securities, as determined in accordance with Article VII hereof.

“Wholly-Owned Subsidiary” means, with respect to any Person, a Subsidiary of which all of the outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

ARTICLE II
MEMBERS

Section 2.1                                      Members.  The initial Members of the LLC and their addresses are listed on Schedule I hereto, and such schedule shall be amended from time to time by the Board, among other reasons, to reflect the withdrawal or termination of Members or the admission of additional Members pursuant to this Agreement.

Section 2.2                                      Meetings of Members.  Meetings of the Members may be called by (i) the Board, or (ii) the holders of a majority of the Class A Units.  All meetings of the Members will be held at the principal office of the LLC or at such other place within or without the State of Delaware as may be determined by the Board and set forth in the respective notice or waivers of notice of such meeting.

Section 2.3                                      Notice of Meetings of Members.  Written or printed notice stating the place, day and hour of the meeting will be delivered, by or at the direction of the Board, to each Member entitled to vote at such meeting not fewer than three (3) business days before the date of the meeting; provided, that such notice requirement may be waived in writing by the Required Members.  Such notice may, but need not, specify the purpose or purposes of such meeting and may, but need not, limit the business to be conducted at such meeting to such purpose(s).  Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 2.4                                      Quorum.  Except as otherwise provided by applicable law, Members holding a majority of the Class A Units, represented in person or by proxy, shall constitute a quorum at all meetings of the Members.  Once a quorum is present at the meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote will not affect the presence of a quorum at the meeting.  If, however, such quorum will not be present at any meeting of the Members, the Members entitled to vote at such meeting will have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until Members representing a quorum are present or represented.

Section 2.5                                      Voting Rights.  Except as specifically provided herein or otherwise required by applicable law, (i) each Class A Member shall be entitled to one vote per Class A Unit held by such Class A Member on all matters to be voted on by the Members of the LLC and (ii) the Class B Units, and the Preferred Units shall be non-voting Units and shall not entitle the holders thereof to vote on any matters to be voted on by the Members of the LLC.  When a quorum is present, the affirmative vote of Members holding a majority of Class A Units (whether present in person or represented by proxy) entitled to vote on the subject matter shall be the act of the Members, unless the question is one upon which by express provision of the Act or this Agreement requires the consent of a specific Member or Members, in which case such express provision shall govern and control the decision of such question.

Section 2.6                                      Registered Members.  The LLC will be entitled to treat the owner of record of any Units as the owner in fact of such Unit for all purposes, and accordingly will not be bound to recognize any equitable or other claim to or interest in such Unit on the part of any other person, whether or not it will have express or other notice of such claim or interest, except as expressly provided by this Agreement or the laws of the State of Delaware.

Section 2.7                                      Action Without a Meeting and Telephonic Meetings.  Notwithstanding any provision contained in this Agreement, any action of the Members may be taken by written consent without a meeting, or any meeting of the Members may be held by means of a telephonic conference connection so long as all parties can hear one another.  Any such action taken by the Members by written consent without a meeting will be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by Members holding a majority of the Class A Units.  Prompt notice of the taking of any such action by the Members without a meeting by less than unanimous written consent shall be given to those Members who have not consented in writing.

Section 2.8                                      Limitation of Liability.  Except as otherwise provided in the Act, no Member or Unitholder shall be obligated personally for any debt, obligation or liability of the LLC or of any other Member or Unitholder solely by reason of being a Member or Unitholder.  Except as otherwise provided in the Act, by law or expressly in this Agreement or any of the other Investment Documents, no Member or Unitholder, each in its capacity as such, shall have any fiduciary or other duty to another Member or Unitholder with respect to the business and affairs of the LLC.  No Member or Unitholder shall have any responsibility to restore any negative balance in his Capital Account or to contribute to or in respect of the liabilities or obligations of the LLC or return distributions made by the LLC except as provided in Section 4.6 or as otherwise required by the Act or other applicable law; provided, that Unitholders shall be responsible for their failure to make capital contributions required hereunder.

Section 2.9                                      No Right to Withdraw.  No Unitholder shall have any right to receive any distribution or the repayment of his Capital Contributions, except distributions provided in Section 4.1 and distributions provided in Article VI upon dissolution and liquidation of the LLC.  A Member may withdraw from the LLC only in accordance with Section 5.15.

Section 2.10                                Rights to Information.  Members shall have the right to receive from the LLC upon request a copy of the Certificate and of this Agreement, as in effect from time to time, and such other information regarding the LLC as is required by the Act, subject to reasonable conditions and standards established by the Board (which may include, without limitation, withholding or restrictions on the disclosure or use of confidential information).  Terminated Members shall have the right to receive such information from the LLC regarding the basis of the allocations made pursuant to Section 4.2 and the distributions made pursuant to Section 4.1 as such a Terminated Member may reasonably request, subject to reasonable conditions and standards established by the Board (which may include, without limitation, withholding or restrictions on the disclosure or use of confidential information).

Section 2.11                                Lack of Authority.  The Members shall have no power to participate in the management of the LLC except as expressly authorized by the Act or this Agreement.  No Member, acting solely in the capacity of a Member, is an agent of the LLC nor does any Member, unless expressly and duly authorized in writing to do so by the Board, have any power or authority to act for or on behalf of the LLC, to do any act that would be binding on the LLC, to pledge its credit, to incur any expenditures on behalf of the LLC, to execute any instrument on its behalf or to render it liable for any purpose.

Section 2.12                                Nature of Interest in the Company.  A Member’s interests in the LLC shall be personal property for all purposes.

Section 2.13                                Termination of Units.  A Member shall cease to be a Member or Unitholder, as the case may be, at such time that such Member transfers all of its Units in accordance with this Agreement.

Section 2.14                                Representations and Warranties of Members.  In connection with the acquisition by the Members of Units pursuant to the terms and conditions of this Agreement (including each Member, if any, admitted after the date hereof), each Member, severally and not jointly, represents and warrants to the LLC that:

(a)                                  The Units will be acquired for the Member’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and the Units will not be disposed of in contravention of the Securities Act or any applicable state securities laws;

(b)                                 No commission, fee or other remuneration is to be paid or given directly or indirectly, to any Person for soliciting the Member to acquire the Membership Units;

(c)                                  The Member is sophisticated in financial matters and is able to evaluate the risks and benefits of making the capital contribution contemplated hereunder with respect to the Units and has determined that such investment is suitable for the Member, based upon the Member’s financial situation and needs, as well as the Member’s other securities holdings;

(d)                                 The Member is not subject to any state’s administrative enforcement order or judgment which prohibits, denies or revokes the use of any exemption from registration in connection with the offer, purchase or sale of securities;

(e)                                  The Member is able to bear the economic risk of such Member’s investment in the Units for an indefinite period of time and the Member understands that the Units have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or unless an exemption therefrom is available;

(f)                                    The Member has had an opportunity to ask questions and receive answers concerning the terms and conditions of such Member’s investment in the Units and has had full access to such other information concerning the LLC as the Member has requested; and

(g)                                 This Agreement constitutes the legal, valid and binding obligation of the Member, enforceable in accordance with its terms (subject to principles of equity, the effect of bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws), and the execution, delivery and performance of this Agreement by the Member does not and will not, in any material respect, conflict with, violate or cause a breach of any applicable law, material agreement, contract or instrument to which the Member is a party or any judgment, order or decree to which the Member is subject.

Section 2.15                                Business Opportunities of BRS Manager and BRS.  The Members hereby acknowledge that the interests of BRSE L.L.C., a Delaware limited liability company (“BRS Manager”), and BRS in the LLC are that of investors providing capital for the LLC in accordance with the terms hereof, and the very nature of the businesses of BRS Manager and BRS and the Affiliates thereof is to provide capital and financing in a wide variety of forms to, and to make investments with respect to, a vast and expanding number of diverse Persons, businesses and enterprises.  Accordingly, the Members hereby agree that BRS Manager and BRS and their respective Affiliates may engage, provide financing, invest or possess an interest in other businesses and enterprises of any kind, nature or description, independently or with others, whether (i) such ventures are competitive with the LLC and its Affiliates or (ii) the operations or property of such businesses and enterprises are transacted or located in the vicinity of or adjacent to the LLC or any area in which the LLC or any of its Affiliates engages in business, and, to the extent permitted by the Act, BRS Manager and BRS and their respective Affiliates shall not have any duties or responsibilities to the LLC that they might otherwise have under the Act.  The fact that BRS Manager, BRS or any of their respective Affiliates (including any BRS Advisor who may be deemed to be Affiliates of BRS Manager or BRS) may take advantage of such opportunities and not offer such opportunities, or disclose information pertaining thereto, to the LLC or to the other Members, shall not subject BRS Manager, BRS or any of their respective Affiliates (including any BRS Advisor) to any liability to the LLC or to the other Members whatsoever.  Neither the LLC nor any other Member shall have the right by virtue of this Agreement, or the relationship created hereby, in or to such ventures, investments or other opportunities, or to the income or profits derived therefrom by BRS Manager¸ BRS or any of their respective Affiliates, and the pursuit of, and nondisclosure of information to the LLC pertaining to, such ventures, investments or other opportunities even though competitive with the business of the LLC, shall not be deemed wrongful or improper or in violation of this Agreement or any rights of the LLC or the Members under the Act or other applicable law.

ARTICLE III
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 3.1                                      Capital Contributions.  Immediately upon the execution and delivery of this Agreement, each initial Member shall make the Capital Contribution set forth opposite the name of such member on Schedule I hereto, and in exchange therefore shall be issued the number and type of Units specified opposite the name of such Member on Schedule I hereto.  Except for the Executive, the initial Capital Contributions shall be made in the form of Preferred Stock and Common Stock of TSG Holdings.  The initial Capital Account of each such initial Member shall equal the amount set opposite such Member’s name on Schedule I hereto.  The Board may amend Schedule I from time to time to reflect changes in ownership, including, without limitation, by reason of the admission, withdrawal or termination of any Member or the Transfer of any Unit.  Except for the Capital Contributions of the Members required to be made pursuant to this Section 3.1, the Members shall not be required to make any additional Capital Contributions.

Section 3.2                                      Capital Accounts.

(a)                                  The LLC shall maintain a separate “Capital Account” for each Unitholder according to the rules of Treasury Regulations Section 1.704-1(b)(2)(iv).  For this purpose, the LLC may, upon the occurrence of the events specified in Treasury Regulations Section 1.704-1(b)(2)(iv)(f), increase or decrease the Capital Accounts in accordance with the rules of such regulation and Treasury Regulations Section 1.704-1(b)(2)(iv)(g) to reflect a revaluation of the LLC property.

(b)                                 For purposes of computing the amount of any item of the LLC’s income, gain, loss or deduction to be allocated pursuant to Article IV and to be reflected in the Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery and amortization used for this purpose); provided, that:

(i)                                     The computation of all items of income, gain, loss and deduction shall include those items described in Code Section 705(a)(2)(B) or Treasury Regulations Section 1.704-1(b)(2)(iv)(i), without regard to the fact that such items are not includable in gross income or are not deductible for federal income tax purposes.

(ii)                                  If the Book Value of any LLC property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) or (f), the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property.

(iii)                               Items of income, gain, loss or deduction attributable to the disposition of the LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the Book Value of such property.

(iv)                              Items of depreciation, amortization and other cost recovery deductions with respect to the LLC property having a Book Value that differs from its adjusted basis for tax purposes shall be computed by reference to the property’s Book Value in accordance with Treasury Regulations Section 1.704-1(2)(iv)(g).

(v)                                 To the extent an adjustment to the adjusted tax basis of any LLC asset pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

(c)                                  The Board shall be responsible for allocating items of income, gain, loss, and deduction for purposes of determining Profits and Losses.

Section 3.3                                      Interest.  Except as otherwise expressly provided herein, no interest shall be paid by the LLC on Capital Contributions or on balances in Capital Accounts.

Section 3.4                                      Negative Capital Accounts.  No Unitholder shall be required to pay to the LLC or any other Unitholder any deficit or negative balance which may exist from time to time in such Unitholder’s Capital Account.

Section 3.5                                      LLC Capital.  No Unitholder shall have any right (a) to demand the return of such Unitholder’s Capital Contribution or any other distribution from the LLC (whether upon resignation, withdrawal, termination or otherwise), except upon dissolution of the LLC pursuant to Article VI hereof, or (b) to cause a partition of the LLC’s assets.

Section 3.6                                      No Withdrawal.  No Person shall be entitled to withdraw any part of his Capital Contribution or Capital Account or to receive any Distribution from the LLC, except as expressly provided herein.

Section 3.7                                      Loans from Unitholders.  Loans by Unitholders to the LLC shall not be considered Capital Contributions.  If any Unitholder shall advance funds to the LLC in excess of the amounts required hereunder to be contributed by him to the capital of the LLC, the making of such advance shall not result in any increase in the amount of the Capital Account of such Unitholder.  The amount of any such advance shall be a debt of the LLC to such Unitholder and shall be payable or collectible in accordance with the terms and conditions upon which such advances are made, as agreed upon by the LLC (with the approval of the Board) and such Unitholder.  Notwithstanding the foregoing provisions of this Section 3.7, the LLC shall use its best efforts to refrain from any activity that would cause a Member (or any holder of direct or indirect interests in a Member) to recognize “unrelated business taxable income” under Sections 511-514 of the Code.

Section 3.8                                      Transfer of Capital Accounts.  The original Capital Account established for any substituted Unitholder shall be in the same amount as the Capital Account of the Unitholder (or portion thereof) to which such substituted Unitholder succeeds, at the time that the Transfer of Units to such substituted Unitholder is permitted under Section 5.13.  The Capital Account of any Unitholder whose interest in the LLC shall be increased or decreased by means of (i) the Transfer to it of all or part of the Units of another Unitholder or (ii) the forfeiture of Class B Units pursuant to Section 5.18 shall be appropriately adjusted to reflect such Transfer or forfeiture.  Any reference in this Agreement to a Capital Contribution of or Distribution to a Unitholder that has succeeded any other Unitholder shall include any Capital Contributions or Distributions previously made by or to the former Unitholder on account of the Units of such former Unitholder transferred to such Unitholder.

ARTICLE IV
DISTRIBUTIONS AND ALLOCATIONS

Section 4.1                                      Distributions.

(a)                                  Distributions shall be made only when and if, and in the amounts, determined by the Board.  Distributions of cash or other property by the LLC shall be made to the Unitholders in the following order and priority:

(i)                                     First, to the holders of Preferred Units, an amount equal to the aggregate Unpaid Preferred Yield on the Preferred Units held by such Unitholders (in the proportion that each Unitholder’s share of Unpaid Preferred Yield on such Units bears to the aggregate Unpaid Preferred Yield on all such Units as of the time of such Distribution) until the Unpaid Preferred Yield in respect of the outstanding Preferred Units is equal to zero;

(ii)                                  Second, to the holders of Preferred Units, an amount equal to the aggregate Unreturned Capital with respect to the Preferred Units held by such Unitholders (in the proportion that each Unitholder’s share of Unreturned Capital with respect to such Preferred Units bears to the aggregate Unreturned Capital with respect to all such Units as of the time of such Distribution) until the holders of Preferred Units have received Distributions in respect of such Units pursuant to this Section 4.1(a)(ii) in an amount equal to the aggregate Unreturned Capital with respect to such Units as of the time of such Distribution;

(iii)                               Third, to holders of Class A Units, an amount equal to the Unreturned Capital with respect to such Units (in the proportion that each such Unitholder’s share of Unreturned Capital with respect to such Class A Units bears to the aggregate Unreturned Capital with respect to all such Units as of the time of such Distribution) until the holders of Class A Units have received Distributions in respect of such Units pursuant to this Section 4.1(a)(iii) in an amount equal to the aggregate Unreturned Capital with respect to such Units as of the time of such Distribution;

(iv)                              Fourth, to the holders of Class A Units, pro rata in accordance with the number of Class A Units held by each Unitholder, until such time as each Class A Unitholder shall have achieved an IRR of 30% with respect to their Preferred Units and Class A Units;

(v)                                 Fifth, 100% to the holders of Class B Units, pro rata in accordance with the number of Class B Units, until holders of Class B Units have received distributions pursuant to this Section 4.1(a)(v) equal to 5% of the total distributions under Section 4.1(a)(iii), Section 4.1(a)(iv) and this Section 4.1(a)(v);

(vi)                              Sixth, 95% to the holders of the Class A Units, pro rata in accordance with the number of Class A Units held by such holders, and 5% to the holders of Class B Units, pro rata in accordance with the number of Class B Units held by such holders.

(b)                                 A Distribution pursuant to Section 4.1(a) shall be made to the Persons shown on Schedule I as Unitholders as of the date of such Distribution.  Without consent of the Required Members, no distributions in kind of any of the LLC’s assets shall be made pursuant to Section 4.1(a), except for distributions of Marketable Securities.

Section 4.2                                      Allocations.  Except as otherwise provided in Section 4.3, Profits and Losses for any Fiscal Year shall be allocated among the Unitholders in such manner that, as of the end of such Fiscal Year, the respective Capital Accounts of the Unitholders shall be equal to the respective net amounts, positive or negative, that would be distributed to them, determined as if the LLC were to (i) liquidate the assets of the LLC for an amount equal to their Book Value and (ii) distribute the proceeds of liquidation pursuant to Section 6.2.

Section 4.3                                      Special Allocations.

(a)                                  Losses attributable to a partner nonrecourse debt (as defined in Treasury Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i).  If there is a net decrease during a Taxable Year in partner nonrecourse debt minimum gain (as defined in Treasury Regulations Section 1.704-2(i)(3)), Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) shall be allocated to the Unitholders in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(i)(4).

(b)                                 Except as otherwise provided in Section 4.3(a), if there is a net decrease in the Minimum Gain during any Taxable Year, each Unitholder shall be allocated Profits for such Taxable Year (and, if necessary, for subsequent Taxable Years) in the amounts and of such character as determined according to Treasury Regulations Section 1.704-2(f).  This Section 4.3(b) is intended to be a minimum gain chargeback provision that complies with the requirements of Treasury Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.

(c)                                  If any Unitholder who unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), and (6) has a Deficit Capital Account as of the end of any Taxable Year, computed after the application of Sections 4.3(a) and 4.3(b) but before the application of any other provision of this Article IV, then Profits for such Taxable Year shall be allocated to such Unitholder in proportion to, and to the extent of, such Deficit Capital Account.  This Section 4.3(c) is intended to be a qualified income offset provision as described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted in a manner consistent therewith.

(d)                                 Subject to the other provisions of this Section 4.3, if Profits or Losses are allocated for any Fiscal Year pursuant to Section 4.3(a), (b), or (c), then subsequent allocations of Profits and Losses shall be made, to the extent possible, to the Unitholders in such amounts so that the net Profits and Losses allocated pursuant to this Section 4.3(d) and Sections 4.3(a), (b), and (c) are equal to the net Profits and Losses that would have been allocated to the Unitholders if such allocations pursuant to Sections 4.3(a), (b), and (c) had not been made.

Section 4.4                                      Tax Allocations.

(a)                                  The income, gains, losses, deductions and credits of the LLC will be allocated, for federal, state and local income tax purposes, among the Unitholders in accordance with the allocation of such income, gains, losses, deductions and credits among the Unitholders for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the LLC’s subsequent income, gains, losses, deductions and credit will be allocated among the Unitholders so as to reflect as nearly as possible the allocation set forth herein in computing their Capital Accounts.

(b)                                 Items of the LLC taxable income, gain, loss and deduction with respect to any property contributed to the capital of the LLC shall be allocated among the Unitholders in accordance with Code Section 704(c) so as to take account of any variation between the adjusted basis of such property to the LLC for federal income tax purposes and its Book Value.

(c)                                  If the Book Value of any LLC asset is adjusted, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)                                 Allocations of tax credits, tax credit recapture and any items related thereto shall be allocated to the Unitholders according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)                                  Allocations pursuant to this Section 4.4 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unitholder’s Capital Account or share of Profits, Losses, Distributions or other LLC items pursuant to any provision of this Agreement.

Section 4.5                                      Curative Allocations.  If the Board determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of LLC income, gain, loss, deduction or credit is not specified in this Article IV (an “unallocated item”), or that the allocation of any item of LLC income, gain, loss, deduction or credit hereunder is clearly inconsistent with the Unitholders’ economic interests in the LLC (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “misallocated item”), then the Board may allocate such unallocated items, or reallocate such misallocated items, to reflect such economic interests.

Section 4.6                                      Indemnification and Reimbursement for Payments on Behalf of a Unitholder or Former Unitholder.  If the LLC is obligated to pay any amount to a governmental agency (or otherwise makes a payment) because of a present or former Unitholder’s status or otherwise specifically attributable to a present or former Unitholder (including, without limitation, federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, etc.), then such present or former Unitholder (the “Indemnifying Person”) shall indemnify the LLC in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments).  In the case of a present Unitholder, the amount to be indemnified shall be charged against the amount distributable to such Unitholder and against the Capital Account of the Indemnifying Person.  Whether the Indemnifying Person is a present or former Unitholder, at the option of the Board, either:

(i)                                     promptly upon notification of an obligation to indemnify the LLC, the Indemnifying Person shall make a cash payment to the LLC equal to the full amount to be indemnified (and the amount paid shall be added to the Indemnifying Person’s Capital Account but shall not be treated as Capital Contributions), or

(ii)                                  the LLC shall reduce subsequent distributions that would otherwise be made to the Indemnifying Person, until the LLC has recovered the amount to be indemnified (and the amount withheld shall not be treated as Capital Contributions but will otherwise be treated as having been paid to the Indemnifying Person for purposes of this Agreement).

ARTICLE V
MANAGEMENT

Section 5.1                                      Management Authority.  There is hereby established an advisory board (the “Board of Advisors” or “Board”) to be comprised of natural persons who shall be elected as set forth in this Article V (each, an “Advisor”, and collectively, the “Advisors”).  The powers of the LLC shall be exercised by or under the authority of, and the business and affairs of the LLC shall be managed under, the Board.  In addition to the powers and authorities expressly conferred by this Agreement upon the Board, except with respect to certain responsibilities assigned to the Tax Matters Partner, all decisions and determinations relating to the LLC and its operations shall be made by the Board.

Section 5.2                                      Number, Election and Qualifications.  The number of Advisors initially shall be two (2), which number may be increased or decreased from time to time upon prior written consent of the Required Members.  The Advisors shall be elected or removed as provided in Section 5.3.  Advisors need not be residents of the State of Delaware.

Section 5.3                                      Designation of Advisors.

(a)                                  Each Member shall vote all of his Common Units and all other voting securities of the LLC over which such Member has voting control, and shall take all other necessary or desirable actions within such Member’s control (whether in such Member’s capacity as a holder of Units, stockholder, Member, Advisor, director, member of a board committee or officer of the LLC or otherwise, and including, without limitation, attendance in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the LLC shall take all necessary or desirable actions within their control (including, without limitation, calling special board and Member or stockholder meetings), so that the Board shall consist of individuals designated by the holders of a majority of the BRS Units (the “BRS Advisors”).  The BRS Advisors shall initially be J. Rice Edmonds and Thomas Baldwin.

(b)                                 Any Advisor required to be elected as described in Section 5.3(a) shall be removed from the Board or any committee thereof (with or without cause) at the written request of the holder or other Person that has the right to designate such Advisor under Section 5.3(a), but only upon such written request and under no other circumstances.

(c)                                  In the event that any Advisor required to be elected as described in Section 5.3(a) ceases to serve as an Advisor or a member of any committee thereof during such representative’s term of office, the resulting vacancy on the Board or such committee shall be filled by a representative designated by the holder or other Person that has the right to designate such Advisor under Section 5.3(a).

(d)                                 Once designated pursuant to this Section 5.3, an Advisor shall continue in office until the removal of such Advisor in accordance with the provisions of this Agreement or until the earlier death or resignation of such Advisor.  Any Advisor may resign at any time by giving written notice of such Advisor’s resignation to the Board.  Any such resignation shall take effect at the time the Board receives such notice or at any later effective time specified in such notice.  Unless otherwise specified in such notice, the acceptance by the Board of such Advisor’s resignation shall not be necessary to make such resignation effective.

Section 5.4                                      Meetings of the Board.  Meetings of the Board may be held at such time and place either within or without the State of Delaware as will from time to time be determined by the Board.  Meetings of the Board may be called by any Advisor on not fewer than 24 hours written notice to each other Advisor.

Section 5.5                                      Quorum.  At all meetings of the Board, the presence of a majority of the Advisors shall be necessary and sufficient to constitute a quorum for the transaction of business unless a greater number is required by law.  The act of a majority of the Advisors will be the act of the Board, unless a greater number is required by law.  If a quorum shall not be present at any meeting of the Board, the Advisors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum will be present.  An Advisor may vote or be present at a meeting either in person or by proxy.

Section 5.6                                      Attendance and Waiver of Notice.  Attendance of an Advisor at any meeting will constitute a waiver of notice of such meeting, except where an Advisor attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 5.7                                      Delegation by the Board.  The Board may authorize any Person (including, without limitation, any Member or Advisor) to enter into any document on behalf of the LLC and perform the obligations of the Company thereunder.  In the absence of any such authorization, no document or agreement shall be binding on the LLC unless signed on behalf of the LLC by an Advisor.

Section 5.8                                      Issuance of Units.  The Board will have sole and complete discretion in determining whether to issue Units, the number of Units to be issued at any particular time, the purchase price for any Units issued, and all other terms and conditions governing the issuance of Units; provided, that the Board will not issue Units to any Person unless the issuance of the Units satisfies the conditions set forth in Section 5.13.  The purchase price for any Unit will be paid to the LLC in cash or cash equivalents, or if approved by the Board, any other form of consideration.

Section 5.9                                      Actions Without a Meeting and Telephonic Meetings.  Notwithstanding any provision contained in this Agreement, any action of the Board may be taken by written consent without a meeting, or any meeting of the Board may be held by means of a telephonic conference connection so long as all parties can hear one another.  Any such action taken by the Board by written consent without a meeting will be effective only if the written consent or consents are in writing, set forth the action so taken, and are signed by all Advisors of the Board.

Section 5.10                                Indemnification of Each Unitholder, Member, Terminated Member and Advisor.  Except as limited by law and subject to the provisions of this Article, each Unitholder, Member, Terminated Member and Advisor, shall be entitled to be indemnified and held harmless on an as-incurred basis by the LLC (but only after first making a claim for indemnification available from any other source and only to the extent indemnification is not provided by that source) to the full extent permitted under the Act, as in effect from time to time, against all losses, liabilities and expenses (including, without limitation, attorneys’ fees and expenses) arising from proceedings in which such Unitholder, Member, Terminated Member or Advisor, as the case may be, may be involved, as a party or otherwise, by reason of his being or having been a Unitholder, Member, Terminated Member or Advisor of the LLC, or by reason of his involvement in the management of the affairs of the LLC (including, without limitation, by virtue of acting as an officer, director or employee of a Subsidiary of the LLC), whether or not he continues to be such at the time any such loss, liability or expense is paid or incurred but only to the extent that he (i) acted in good faith and (ii) was neither grossly negligent nor engaged in willful malfeasance.  The rights of indemnification provided in this Article will be in addition to any rights to which such Unitholder, Member, Terminated Member or Advisor may otherwise be entitled by contract or as a matter of law and shall extend to his successors and assigns.  The right of each Unitholder, Member, Terminated Member or Advisor to indemnification hereunder for reasonable expenses (as incurred) (including, without limitation, attorneys’ fees and expenses) incurred by such Unitholder, Member, Terminated Member or Advisor may be conditioned upon the delivery by such Unitholder, Member, Terminated Member or Advisor to the LLC of a written undertaking (reasonably acceptable to the Board) to repay such amount if such Unitholder, Member, Terminated Member or Advisor is determined pursuant to this Article or adjudicated to be ineligible for indemnification, which undertaking shall be an unlimited general obligation but need not be secured.

Section 5.11                                Heirs and Personal Representatives.  The indemnification provided by this Article shall inure to the benefit of the Affiliates, heirs and personal representatives of each Unitholder, Member, Terminated Member or Advisor of the LLC.

Section 5.12                                Non-Exclusivity.  The provisions of this Article shall not be construed to limit the power of the LLC to indemnify its Unitholders, Members, Terminated Members, Advisors, or agents to the full extent permitted by law or to enter into specific agreements, commitments or arrangements for indemnification permitted by law.  The absence of any express provision for indemnification herein shall not limit any right of indemnification existing independently of this Article.

Section 5.13                                Issuance or Transfer of Interests.

(a)                                  Restrictions on Transfer.  Other than a Permitted Transfer permitted by Section 5.13(c), no Member nor any assignee or successor in interest to any Member shall (voluntarily or involuntarily) directly or indirectly, sell, transfer, assign, pledge or otherwise dispose of (each, a “Transfer”) any Units (or other equity interests in the LLC) or any economic benefit therein (including a transfer pursuant to a foreclosure sale of any of the assets of a Member), or in any part thereof, or in any part of the property of the LLC, without the prior approval of the Board; provided that this provision shall not restrict Transfers by a Jefferies Member or its Permitted Transferees or its or their subsequent transferees.

(b)                                 Void Transfers.

(i)                                     Any purported Transfer of Units or any economic interest therein not in compliance with this Section 5.13 shall be null and void ab initio, regardless of any notice provided to the LLC, and shall not create any obligation or liability of the LCC to the purported transferee, and any Person purportedly acquiring any Units or any economic benefit therein purportedly transferred not in compliance with this Section 5.13 shall not be entitled to admission to the LLC as a substitute Member.

(ii)                                  In the case of an attempted Transfer of any Units or any economic interest therein that is not in compliance with this Section 5.13, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the LLC, the Board and the other Members from all cost, liability and damage that any of such indemnified persons may incur (including, without limitation, incremental tax liability and attorneys’ fees and expenses) as a result of such Transfer or attempted Transfer and the enforcement of this indemnity.

(c)                                  Permitted Transfers.  For purposes of this Agreement, a Permitted Transfer shall mean a Transfer by any Member or Permitted Transferee to any Permitted Transferee.  As used herein, “Permitted Transferee” shall mean a Transferee who agrees in writing to be bound by the terms of this Agreement and who is:

(A)                              in the case of any Member or Permitted Transferee who is a natural person, such Member’s or Permitted Transferee’s spouse, children or grandchildren (in each case, natural or adopted), any trust for the exclusive benefit of such Member or Permitted Transferee or such Member’s or Permitted Transferee’s spouse, children or grandchildren (in each case, natural or adopted), or any corporation, partnership or limited liability company in which the direct and beneficial owner of all of the equity interest is such individual Member or Permitted Transferee or such Member’s or Permitted Transferee’s spouse, children or grandchildren (in each case, natural or adopted); or

(B)                                in the case of any Member or Permitted Transferee who is, in each case, a natural person, the heirs, executors, administrators or personal representatives upon the death of such Member or Permitted Transferee or upon the incompetency or disability of such Member or Permitted Transferee for purposes of the protection and management of such Member’s or Permitted Transferee’s assets.

(d)                                 In addition to the other restrictions contained herein on Transfer and issuance of Units, issuances and Transfers of Units or other equity securities of the LLC (including, without limitation, by operation of law) will not be effective unless all of the following conditions are satisfied:

(i)                                     The issuance or Transfer, as applicable, shall comply with all applicable laws, including, without limitation, any applicable securities laws and any applicable laws promulgated by any applicable state liquor authority.

(ii)                                  The issuance or Transfer, as applicable, shall not affect the LLC’s existence or qualification as a limited liability company under the Act.

(iii)                               The issuance or Transfer, as applicable, shall not cause the LLC to be classified as other than a partnership for United States federal income tax purposes.

(iv)                              The issuance or Transfer, as applicable, shall not result in a termination of the LLC under Code Section 708, unless the Board determines that any such termination will not have a material adverse impact on the Members.

(v)                                 The issuance or Transfer, as applicable, shall not cause the application of the tax-exempt use property rules of Code Sections 168(g)(l)(B) and 168(h) to the LLC or its Members.

(vi)                              The issuance or Transfer, as applicable, shall not result in the LLC being treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code.

(vii)                           The issuance or Transfer, as applicable, shall not result in the LLC having more than 100 beneficial owners for purposes of the Investment Company Act of 1940, as amended.

(viii)                        In the case of a Transfer, the transferor and the transferee shall provide such legal opinions and documentation as the Board shall reasonably request (if any).

(ix)                                The acquiring person shall have agreed to be bound by this Agreement and shall have executed a joinder substantially in the form attached hereto as Exhibit A.

(e)                                  Notwithstanding anything to the contrary contained in this Section 5.13 or elsewhere in this Agreement, no transferee of any LLC interest (but excluding transferees that were Members immediately prior to such a Transfer, who automatically shall become Members with respect to any additional Units they so acquire) shall become a Member in respect of the interest so transferred unless such transferee is admitted as a Member pursuant to Section 5.14.

(f)                                    Following the Transfer of any LLC interest permitted under this Section 5.13, the transferee of such interest (i) shall be treated as having made all of the Capital Contributions made by, and received all of the Distributions received by, the transferor in respect of such interest and (ii) shall have the rights and obligations of a Unitholder so long as such transferee owns any Units.  No transferee of a LLC interest may further Transfer such interest without complying with the provisions of this Section 5.13.

(g)                                 The transferor and transferee of any LLC interest shall be jointly and severally obligated to reimburse the LLC for all reasonable expenses (including, without limitation, attorneys’ fees and expenses) incurred in connection with any Transfer or proposed Transfer, whether or not consummated.

(h)                                 Any Member who Transfers all of the Units or other equity securities of the LLC owned by it in accordance with this Section 5.13 will thereupon cease to be a Member and shall become a Terminated Member.

Section 5.14                                Admission of New Members.  Notwithstanding anything to the contrary in this Agreement, additional Persons may be admitted to the LLC as Members (“New Members”) only upon the approval of the Required Members and upon such terms and conditions as are established by the Required Members, which may include the establishment of classes or groups of Members having different relative rights, powers and duties, including, without limitation, rights and powers that are superior or inferior to those of existing Members, or the right to vote as a separate class or group on matters specified by amendment of this Agreement; provided, however, that any Permitted Transferee shall be admitted as a New Member upon such Permitted Transferee’s agreement to be bound by the terms and conditions of this Agreement and execution of a joinder substantially in the form attached hereto as Exhibit A.  New Members shall be admitted at the time when all conditions to their admission have been satisfied, as determined by the Board, and Schedule I and this Agreement shall be amended or restated accordingly.

Section 5.15                                Withdrawal, Expulsion or Other Termination of Members.  A Member may withdraw from the LLC but only if he has given the LLC at least 30 days’ written notice in advance of the effective date of such withdrawal and upon such withdrawal such Person shall cease to be a Member.  A Member shall automatically cease to be a Member as a result of his death or legal incapacity.  Any Member who is an employee or officer of the LLC or any of its Subsidiaries and whose employment with the LLC or any of its Subsidiaries is terminated for any reason shall cease to be a Member upon such termination.  Any Person who has ceased to be a Member (including, without limitation, by such withdrawal, death, legal incapacity or termination) or the estate of or successor in interest to such Person shall be a “Terminated Member”.

Section 5.16                                Share of a Terminated Member.  In the event that a Member becomes a Terminated Member, such Terminated Member or his or her estate or other legal representative (as applicable) shall retain or succeed to such Terminated Member’s Units and Capital Account (if any) as adjusted pursuant to the terms hereof and shall have the rights of a Unitholder if and for so long as such Person owns any such Units.

Section 5.17                                Effect of Termination of a Member.

(a)                                  The death, withdrawal, incapacity, bankruptcy or other termination of a Member shall not affect the existence of the LLC, and the remaining Members shall continue the business of the LLC under the terms of this Agreement.  Thereafter, the Terminated Member shall no longer be a Member for purposes of this Agreement and shall have only the rights of a Unitholder so long as such Person owns any Units.

(b)                                 A Terminated Member’s continuing share of the LLC’s income, expenses, gains, losses, etc. shall not be regarded as an interest in the LLC but shall represent only his continuing right to receive a portion of the Distributions, if any, made by the LLC.  Such Terminated Member shall not be entitled to participate in any LLC decision or determination (including but not limited to voting or consent rights with respect to amendments to this Agreement, calculation of a majority of Units, or otherwise, except as provided herein), and his successors and assigns will acquire only the rights of a Unitholder.

Section 5.18                                Forfeiture of Class B Units upon Termination of Employment of Executive.  Upon (i) the death or Disability of an Executive, (ii) termination by the LLC or its subsidiaries of an Executive’s employment with the LLC or any of its Subsidiaries with or without cause or (iii) the voluntary resignation by an Executive, all Class B Units held by such Executive or his or her Permitted Transferees shall immediately be forfeited to the LLC without further act or deed by the LLC and without payment of any consideration therefor, and upon such forfeiture such Executive and his or her Permitted Transferees shall cease to be a Member and shall cease to be entitled to any Distributions or other payments on account of such Class B Units and instead all such Distributions or other payments shall inure to the benefit of the holders of other Units; provided however that if Executive’s employment with the LLC or its Subsidiaries is terminated due to the death of Executive, then Executive shall not forfeit that portion of his Class B Units equal to the number of his Class B Units multiplied by a fraction, the numerator of which is the number of full years between the date hereof and the date of his death (but no greater than 3) and the denominator of which is equal to 3.

Section 5.19                                LLC Funds.  Except as specifically provided in this Agreement or with the approval of the Board, the LLC shall not pay to or use for the benefit of any Unitholder, funds, assets, credit, or other resources of any kind or description of the LLC.  Funds of the LLC shall (i) be deposited only in the accounts of the LLC in the LLC’s name, (ii) not be commingled with funds of any Unitholder, and (iii) be withdrawn only upon such signature or signatures as may be designated in writing from time to time by the Board.

Section 5.20                                Devotion of Time.  The Advisors shall not be obligated and shall not be expected to devote all of their time or business efforts to the affairs of the LLC.

Section 5.21                                Payments to Advisors; Reimbursements.  Except as otherwise determined by the Board, no Advisor shall be entitled to remuneration by the LLC for services rendered in its capacity as an Advisor (other than for reimbursement of reasonable out-of-pocket expenses of such Advisor).  The LLC will cause its Subsidiaries to reimburse the Advisors for their reasonable out-of-pocket expenses incurred in connection with their attendance at Board meetings.

ARTICLE VI
DURATION; TERMINATION

Section 6.1                                      Duration.  The LLC shall terminate upon (i) the sale or other disposition by the LLC of all of the assets (including, without limitation, cash) it then owns, (ii) the dissolution of the LLC by action of the Board and the Required Members or (iii) any other event that would cause the dissolution of a limited liability company under the Act (each of the foregoing events, a “Dissolution Event”).

Section 6.2                                      Liquidation of LLC Interests.

(a)                                  Upon dissolution of the LLC, the Board shall appoint one Member (or any other Person) to serve as the “Liquidator,” who shall act at the direction of the Board, unless and until a successor Liquidator is appointed as provided herein.  The Liquidator shall agree not to resign at any time without 30 days’ prior written notice.  The Liquidator may be removed at any time, with or without cause, by notice of removal and appointment of a successor Liquidator approved by the Board.  Within 30 days following the occurrence of any such removal, a successor Liquidator may be elected by the Board.  The successor Liquidator shall succeed to all rights, powers and duties of the former Liquidator.  The right to appoint a successor or substitute Liquidator in the manner provided herein shall be recurring and continuing for so long as the functions and services of the Liquidator are authorized to continue under the provisions hereof, and every reference herein to the Liquidator shall be deemed to refer also to any such successor or substitute Liquidator appointed in the manner herein provided.  Except as expressly provided in this Article VI and subject to the Board’s right to remove the Liquidator, the Liquidator appointed in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Board under the terms of this Agreement (for and during such period of time as shall be reasonably required in the good faith judgment of the Liquidator to complete the winding up and liquidation of the LLC as provided for herein).  The Liquidator shall receive as compensation for its services (i) no additional compensation, if the Liquidator is an employee of the LLC or any of its Subsidiaries, or

(ii) if the Liquidator is not such an employee, a reasonable fee plus out-of-pocket costs or such other compensation as the Board may approve.

(b)                                 The Liquidator shall liquidate the assets of the LLC, and apply and distribute the proceeds of such liquidation, in the following order of priority, unless otherwise required by mandatory provisions of applicable law:

(i)                                     First, to the payment of the LLC’s debts and obligations to its creditors, including, without limitation, sales commissions and other expenses incident to any sale of the assets of the LLC.

(ii)                                  Second, to the establishment of and additions to such reserves as the Liquidator may deem necessary or appropriate.

(iii)                               Third, to the Unitholders, in accordance with Section 4.1.

The reserves established pursuant to subparagraph (ii) shall be paid over by the Liquidator to a bank or other financial institution, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations and, at the expiration of such period as the Liquidator deems advisable, such reserves shall be distributed to the Unitholders in accordance with Section 4.1.  The allocations and distributions provided for in this Agreement are intended to result in the Capital Account of each Unitholder immediately prior to the distribution of the LLC’s assets pursuant to this Section 6.2(b) being equal to the amount distributable to such Unitholder pursuant to this Section 6.2(b).  The Board is authorized to make appropriate adjustments in the allocation of Profits and Losses as necessary to cause the amount of each Unitholder’s Capital Account immediately prior to the distribution of the LLC’s assets pursuant to this Section 6.2(b) to equal the amount distributable to such Unitholder pursuant to this Section 6.2(b).

(c)                                  The provisions of Section 6.2(b) that require the liquidation of the assets of the LLC notwithstanding, but subject to the order of priorities set forth in Section 6.2(b), if upon dissolution of the LLC the Board determines that an immediate sale of part or all of the LLC’s assets would be impractical or could cause undue harm to the Unitholders, then the Board may, in its sole discretion, defer the liquidation of any assets except those necessary to satisfy LLC liabilities and reserves, and may, in its absolute discretion, distribute to the Unitholders, such assets in kind or as tenants in common.  For purposes of any such distribution, the Board will determine the fair market value of any property to be distributed in accordance with any valuation procedure that the Board reasonably deems appropriate.

(d)                                 A reasonable time will be allowed for the orderly winding up of the business and affairs of the LLC and the liquidation of its assets pursuant to Section 6.2(b) in order to minimize any losses otherwise attendant upon such winding up.  Distributions upon liquidation of the LLC (or any Unitholder’s interest in the LLC) and related adjustments will be made by the end of the Fiscal Year of the liquidation (or, if later, within 90 days after the date of such liquidation) or as otherwise permitted by Treasury Regulations Section 1.704-1(b)(2)(ii)(b).

ARTICLE VII
VALUATION

Section 7.1                                      Valuation.  With respect to the valuation of any property distributed to any Unitholder, such property shall be valued at the fair market value thereof determined in good faith by the Board.  With respect to the valuation of any Units, the fair market value of each Unit shall be the fair market value of such Unit as determined by the Board in its good faith judgment.

ARTICLE VIII
BOOKS OF ACCOUNT

Section 8.1                                      Books.  The LLC shall maintain complete and accurate books of account of the LLC’s affairs at the LLC’s principal office, which books shall be open to inspection by any Member (or his or its authorized representative) to the extent required by the Act in accordance with Section 2.10.

Section 8.2                                      Tax Allocations and Reports.

(a)                                  Within 120 days after the end of each Fiscal Year, or as soon as reasonably practicable thereafter, the Board shall cause the LLC to furnish each Unitholder or Member with a form K-1 for such Fiscal Year.  The LLC will use reasonable efforts to deliver or cause to be delivered as soon as practicable during each Fiscal Year (and, in any event, will deliver not later than May 31 of each Fiscal Year), to each Unitholder or Member all information necessary for the preparation of such Person’s United States federal income tax returns and, if applicable, any state, local and foreign income tax returns, including a statement showing such Person’s share of income, gains, losses, deductions and credits for such year for United States federal income tax purposes (and, if applicable, state, local or foreign income tax purposes) and the amount of any Distributions made to or for the account of such Person.  Upon the written request of any such Unitholder or Member made not later than 30 days after the end of each Fiscal Year and at the sole expense of such Person, the LLC will use reasonable efforts to deliver or cause to be delivered any additional information necessary for the preparation of any state, local and foreign income tax returns that must be filed by such Person.

(b)                                 The Tax Matters Partner will determine whether to make or revoke any available election pursuant to the Code; provided, that the Members intend that the LLC be treated as a partnership for U.S. federal and any applicable state income tax purposes, and no such election to the contrary shall be permitted.  Each Unitholder will, upon request, supply the information necessary to give proper effect to any such election.

(c)                                  The LLC hereby designates BRS to act as the “Tax Matters Partner” (as defined in Section 6231(a)(7) of the Code) in accordance with Sections 6221 through 6233 of the Code.  The Tax Matters Partner is authorized and required to represent the LLC (at the LLC’s expense) in connection with all examinations of the LLC’s affairs by tax authorities, including resulting administrative and judicial proceedings, and to expend LLC funds for professional services and costs associated therewith; provided, that the Tax Matters Partner may be removed and replaced by, and shall act in such capacity at the direction of, the Board.  Each Unitholder agrees to cooperate with the Tax Matters Partner and to do or refrain from doing any or all things reasonably requested by the Tax Matters Partner with respect to the conduct of such proceedings.  Subject to the foregoing proviso, the Tax Matters Partner will have sole discretion to determine whether the LLC (either on its own behalf or on behalf of the Unitholders) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any taxing authority.  Any deficiency for taxes imposed on any Unitholder (including penalties, additions to tax or interest imposed with respect to such taxes) will be paid by such Unitholder, and if paid by the LLC, will be recoverable from such Unitholder (including by offset against distributions otherwise payable to such Unitholder).

ARTICLE IX
MISCELLANEOUS

Section 9.1                                      Amendments.  This Agreement and the Schedules hereto may be amended only by the prior written consent of the Required Members; provided, that any such amendment that adversely affects one Member and is prejudicial to such Member relative to all other Members cannot be effected without the consent of such Member; provided, further, that (a) any amendment (other than pursuant to Section 5.14) that materially and adversely affects a Unitholder’s or Member’s allocations or distributions under Article IV (as compared with its effect on other, similarly situated Unitholders and Members) shall not be effective with respect to such Unitholder or Member, unless a majority in interest of all such Unitholders and Members whose allocations or distributions would be materially and adversely affected by such amendment (measured by the number of Units held by them) consent thereto in writing, and (b) no amendment to any Member’s rights under Section 5.3 may be made without the prior written consent of such Member.

Section 9.2                                      Successors.  Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Unitholders, the Members, the Terminated Members and their legal representatives, heirs, successors and permitted assigns.

Section 9.3                                      Governing Law; Severability.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the Exhibits and Schedules to this Agreement will be governed by, and construed in accordance with, the laws of the State of Delaware, and specifically the Act, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.  If it is determined by a court of competent jurisdiction that any provision of this Agreement is invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

Section 9.4                                      Notices.  All notices, demands and other communications to be given or delivered under or by reason of provisions under this Agreement (a) shall be in writing, (b) must be delivered personally, via a nationally recognized overnight delivery service (delivery charges prepaid) or via facsimile along with telephonic confirmation, and (c) shall be effective only upon actual receipt by the recipient.  All such notices, demands and other communications shall be sent (i) in the case of any Member, Advisor or Unitholder, to the addresses or facsimile numbers set forth in Schedule I hereto or to such other addresses or facsimile numbers as have been supplied in writing to the LLC and (ii) in the case of the LLC, to The Sheridan Group Holdings, LLC, c/o BRS.

Section 9.5                                      Singular; Plural; Gender.  Wherever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

Section 9.6                                      Entire Agreement; Headings; Counterparts.  Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.  This Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts together shall constitute one agreement.

Section 9.7                                      No Third Party Beneficiaries.  Except for the provisions of Section 5.10, nothing in this Agreement is intended, nor shall anything herein be construed, to confer any rights, legal or equitable, in any Person other than the Unitholders and, to the extent provided herein, the Terminated Members, and their respective legal representatives, heirs, successors and permitted assigns.

Section 9.8                                      No Action for Partition.  No Unitholder or Terminated Member will have any right to maintain any action for partition with respect to the property of the LLC.

Section 9.9                                      Business Days.  If any time period for giving notice or taking action under this Agreement expires on a day which is a Saturday, Sunday or holiday in the State of New York, the time period will be automatically extended to the business day immediately following such Saturday, Sunday or holiday.

Section 9.10                                No Strict Construction.  The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.11                                Manner of Distributions.  Distributions by the Company may be made in cash or in kind in the manner determined by the Board.

Section 9.12                                Compliance with the Act.  Each Member agrees not to take any action or fail to take any action which, considered alone or in the aggregate with other actions or events, would result in the termination of the Company under the Act.

Section 9.13                                Further Assurances.  Each of the Members hereby agrees to take or cause to be taken such further actions, to execute, acknowledge, deliver and file or cause to be executed, acknowledged, delivered and filed such further documents and instruments, and to use best efforts to obtain such consents, as may be necessary or as may be reasonably requested to fully effectuate the purposes, terms and conditions of this Agreement.

Section 9.14                                No Waiver of Remedies.  The failure of a Member to insist on the strict performance of any covenant or duty required by this Agreement, or to pursue any remedy under this Agreement, shall not constitute a waiver of the breach or the remedy.

Section 9.15                                Remedies Cumulative.  The remedies of the Members under this Agreement are cumulative and shall not exclude any other remedies to which the Member may be lawfully entitled.  Each of the parties confirms that damages at law may be an inadequate remedy for a breach or threatened breach of any provision hereof.  The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other suitable remedy, but nothing herein contained is intended to or shall limit or affect any rights at law or by statute or otherwise of any party aggrieved as against the other parties for a breach or threatened breach of any provision hereof, it being the intention by this Section to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

Section 9.16                                Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE LLC OR THE MEMBERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LLC AND EACH MEMBER ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  THE LLC AND EACH MEMBER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

Section 9.17                                Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

* * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the date first above written.

THE SHERIDAN GROUP HOLDINGS (BRS), LLC

By:	/s/ Thomas J. Baldwin
Thomas J. Baldwin, a BRS Advisor

BRUCKMANN, ROSSER, SHERRILL & CO. II, L.P.

By:	BRSE, L.L.C.
Its:	General Partner

By:	/s/ Thomas J. Baldwin
Its:	Representative

/s/ John A. Saxton
John A. Saxton

Schedule I

LIST OF MEMBERS
DATED AS OF MAY 10, 2005

Name and Address of Member	Initial Capital Contribution	Number of Preferred Units	Number of Class A Common Units	Number of Class B Units	Initial Capital Account Balance
Bruckmann, Rosser, Sherrill & Co. II, L.P. 126 E. 56th Street New York, New York 10022 Telephone: (212) 521-3707 Facsimile: (212) 521-3799 with a copy to: Dechert LLP 4000 Bell Atlantic Tower 1717 Arch Street Philadelphia, Pennsylvania 19103 Attention: Carmen J. Romano, Esq. Telephone: (215) 994-4000 Facsimile: (215) 994-2222

19,209.70376 shares of Preferred Stock of TSG Holdings and 228,686.949 shares of Common Stock of TSG Holdings, which shares of Preferred Stock and Common Stock were acquired on August 21, 2003 for an aggregate cash purchase price of $21,496,573.25. The shares of Preferred Stock are being contributed to the LLC in exchange for the Preferred Units and are valued at the date of contribution to the LLC at $1,179.105 per share of Preferred Stock, and the shares of Common Stock are being contributed to the LLC in exchange for the Common Units and are valued at the date of contribution to the LLC at $19.80 per share of Common Stock.

		19,209.70376	228,686.949	0	$27,178,259.34

John A. Saxton	$100.00	0	0	100	$100.00

TOTAL:		19,209.70376	228,686.949	100	$27,178,359.34

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EXHIBIT A

FORM OF JOINDER TO

LIMITED LIABILITY COMPANY AGREEMENT

THIS JOINDER to the Limited Liability Company Agreement, dated as of                             , 2005, by and among The Sheridan Group Holdings (BRS), LLC, a Delaware limited liability company (the “LLC”), and certain Members of the LLC (the “Agreement”), is made and entered into as of                    by and between the LLC and                                    (“Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

WHEREAS, Holder has acquired certain Units and the Agreement and the LLC requires Holder, as a Unitholder, to become a party to the Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1.                                       Agreement to be Bound.  Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto and shall be deemed a Unitholder for all purposes thereof.  In addition, Holder hereby agrees that all Units held by Holder shall be deemed Units for all purposes of the Agreement.

2.                                       Successors and Assigns.  Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the LLC and its successors and assigns and Holder and any subsequent holders of Units and the respective successors and assigns of each of them, so long as they hold any Units.

3.                                       Counterparts.  This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4.                                       Notices.  For purposes of Section 10.4 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]

[Address]

[Facsimile Number]

5.                                       Governing Law.  All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware and the Act, without

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giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

6.                                       Jurisdiction and Venue.  ALL JUDICIAL PROCEEDINGS BROUGHT BY OR AGAINST THE LLC OR THE MEMBERS WITH RESPECT TO THIS AGREEMENT, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF DELAWARE.  BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE LLC AND EACH MEMBER ACCEPT FOR ITSELF AND HIMSELF AND IN CONNECTION WITH ITS OR HIS RESPECTIVE PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.  THE LLC AND EACH MEMBER HEREBY WAIVE ANY CLAIM THAT SUCH JURISDICTION IS AN INCONVENIENT FORUM OR AN IMPROPER FORUM BASED ON LACK OF VENUE.

6.                     Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT THEREOF.

7.                                       Descriptive Headings.  The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

*  *  *  *  *

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

THE SHERIDAN GROUP HOLDINGS (BRS), LLC

By:
Name:
Title:

[HOLDER]

By:

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